UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 20, 2004

U.S. Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6880	41-0255900
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Nicollet Mall, Minneapolis, Minnesota		55402
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-466-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

(a) On December 20, 2004, the Compensation Committee of the Board of Directors of U.S. Bancorp (the "Company") approved and adopted the "Fourth Amendment of U.S. Bancorp Non-Qualified Retirement Plan." This amendment provides supplemental retirement benefits payable under the U.S. Bancorp Non-Qualified Retirement Plan to Pamela A. Joseph, Chairman, President and Chief Executive Officer of NOVA Information Systems, Inc., a wholly-owned subsidiary of the Company, who was recently appointed a Vice Chairman of the Company.

(b) On October 20, 2004, the Board of Directors of the Company approved the compensation for the Company’s non-employee directors described in Exhibit 10.2 hereto. This compensation structure will become effective as of January 1, 2005.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 20, 2004, Linda L. Ahlers, a member of the Company’s Board of Directors, gave notice of her intent not to stand for re-election to the Board of Directors upon the expiration of her term at the 2005 annual meeting of shareholders.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1 Amendment No. 4 to U.S. Bancorp Non-Qualified Executive Retirement Plan.

Exhibit 10.2 Information Regarding the 2005 Compensation of the Non-Employee Members of the Board of Directors of U.S. Bancorp.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Bancorp

December 23, 2004	By:	Lee R. Mitau

Name: Lee R. Mitau
Title: Executive Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 4 to U.S. Bancorp Non-Qualified Executive Retirement Plan.
10.2	Information Regarding the 2005 Compensation of the Non-Employee Members of the Board of Directors of U.S. Bancorp.